UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

SCOTT'S LIQUID GOLD-INC.

(Exact name of Registrant as Specified in Its Charter)

Colorado	001-13458	84-0920811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 E. Crescent Parkway Suite 450
Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 373-4860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, John McAnnar was appointed to the Board of Directors of Scott's Liquid Gold-Inc., a Colorado corporation. Mr. McAnnar will be compensated in the same manner as the existing independent directors.

John D. McAnnar is the Chief Legal Officer, Vice President, and Secretary of HireQuest, Inc. (Nasdaq: HQI), a nationwide franchisor of direct dispatch, executive search, and commercial staffing solutions offices operating under various brands including HireQuest Direct, Snelling, and MRINetwork. His work with HireQuest involves a range of legal, operational, and risk management affairs in different realms including M&A, securities, employment, insurance, finance, and intellectual property. He holds a B.A. in History and Philosophy of Science from the University of Pittsburgh and a J.D. from St. Louis University School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT'S LIQUID GOLD-INC.

Date:	July 26 2023	By:	/s/ David M. Arndt
David M. Arndt Chief Financial Officer